Exhibit 10.1

August __, 2021

Re:           Amendment to Securities Purchase Agreement and Lock-Up Agreement

Dear _______:

Pursuant to Section 5.5 of the Securities Purchase Agreement entered into between ShiftPixy, Inc., and _____________________, dated as of May 13, 2021 (the "SPA"), this Letter Agreement ("Letter Agreement") amends the SPA as follows:

1.	The definition of "Exempt Issuance", as set forth in Section 1.1 of the SPA, shall be amended to add the following as the last sentence of the definition:

Further, and notwithstanding the foregoing, an Exempt Issuance shall also include a single issuance by ShiftPixy, Inc., to Scott W.Absher of options to purchase shares of ShiftPixy Preferred Class A Stock pursuant to the terms of a resolution of the Board of Directors of ShiftPixy, Inc., substantially in the form annexed hereto.

2.	Section 4.12(a) of the SPA shall be amended to provide as follows:

From the date hereof until 180 days after the Effective Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, absent the consent of Purchaser. Notwithstanding the foregoing, the Company may file a shelf registration statement on Form S-3 and may take all steps necessary to have said registration statement declared effective during such 180 day period.

Amendment to Securities Purchase Agreement and Lock-Up Agreement

August __, 2021

The undersigned also consent to the amendment of the Lock-Up Agreement executed by Scott W. Absher, dated May 13, 2021 (the "Lock-Up Agreement"), for the purpose of inserting the following provision after the paragraph on page of said agreement ending with "no sale of shares of Common Stock are made pursuant to such plan during the Restriction Period":

Furthermore, and notwithstanding the foregoing, the undersigned may enter into one or more "Pledged ShiftPixy Stock" transactions, as that term is used in the ShiftPixy Insider Trading Policy, dated June 30, 2021, provided that any such transactions conform to the requirements of said insider trading policy.

The undersigned further agree that Purchaser, as defined in the SPA, shall have the right to purchase up to 50% of the Company's securities offered pursuant to any private placement transaction or public offering registered with the Securities and Exchange Commission that is announced or consummated during the eighteen month period commencing upon the Effective Date of the SPA, on such terms as provided in the relevant securities purchase agreements and/or registration statements and prospectuses pertaining to any such transaction.

The SPA and Lock-Up Agreement shall remain unchanged in all other respects. This Letter Agreement, and the underlying SPA and Lock-Up Agreement to which they pertain, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Amendment to Securities Purchase Agreement and Lock-Up Agreement

August __, 2021

IN WITNESS WHEREOF, the undersigned have caused this Letter Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SHIFTPIXY, INC.

By:

By:

Amendment to Securities Purchase Agreement and Lock-Up Agreement

August __, 2021